Exhibit 99.1
P.F. CHANG’S CHINA BISTRO, INC.
P.F. CHANG’S REPORTS THIRD QUARTER EARNINGS
SCOTTSDALE, ARIZONA, October 22, 2008 — P.F. Chang’s China Bistro, Inc. (NASDAQ: PFCB) today reported consolidated net income of $3.0 million for the third quarter ended September 28, 2008 compared to $5.3 million for the third quarter of the prior year. Net income per diluted share for the third quarter of fiscal 2008 was $0.12 and the prior year was $0.20. Current quarter results include the pre-tax impact of $7.5 million in non-cash asset impairment charges recognized in connection with the Company’s closure of 10 Pei Wei restaurants (discussed in further detail below). The asset impairment charges reduced current quarter diluted earnings per share by $0.19.

(000 except per share data)	3Q08	3Q07
Revenues	$298,359	$270,282

Income from continuing operations	$2,786	$5,603
Net income	$2,962	$5,275

Income from continuing operations per diluted share	$0.12	$0.21
Net income per diluted share	$0.12	$0.20

Weighted average shares — diluted	23,927	26,105
For the third quarter of 2008, consolidated revenues were $298.4 million compared to $270.3 million for the third quarter of 2007. Sales at company-owned P.F. Chang’s China Bistro restaurants accounted for $226.4 million of consolidated revenues and sales at the Company’s Pei Wei Asian Diner restaurants accounted for $71.9 million of consolidated revenues.
For the 13 weeks ended September 28, 2008, comparable store sales decreased 3.1% at the Bistro as a significant reduction in overall guest traffic more than offset the benefit of a 4% to 5% average check increase reflecting the net impact of price increases and menu mix changes. Comparable store sales at the Bistro decreased 3.5%, 1.5%, and 4.4% in July, August and September, respectively. Additionally, the impact of Hurricane Ike resulted in $0.4 million of lost revenue during the third quarter of 2008 as a result of temporary store closures at five Bistro locations in the Houston area.
For the 13 weeks ended September 28, 2008, comparable store sales decreased 2.9% at Pei Wei as a significant reduction in overall guest traffic more than offset the benefit of a slightly higher average check reflecting the net impact of price increases and menu mix changes. Comparable store sales at Pei Wei decreased 2.8%, 0.6%, and 5.2% in July, August and September, respectively. Additionally, the impact of Hurricane Ike resulted in $0.5 million of lost revenue during the third quarter of 2008 as a result of temporary store closures at 13 Pei Wei locations in the Houston area.
Net income for both years includes income (loss) from discontinued operations related to the Company’s previously announced planned exit from its Taneko business. On August 1, 2008, the Company completed the sale of Taneko’s long-lived assets.
During the third quarter of 2008, the Company opened six new Pei Wei restaurants. No Bistro restaurants opened during the third quarter of 2008.

Pei Wei Store Closures
As part of ongoing profitability initiatives, the Company will be closing 10 underperforming Pei Wei restaurants during the fourth quarter of 2008. This decision was a result of a rigorous evaluation of the Company’s entire store portfolio. The Company reviewed each location’s past, present and projected operating performance. The locations selected for closure represent restaurants with lower past and present profitability that are not projected to provide acceptable returns in the foreseeable future.
“We have made the tough decision to close 10 Pei Wei restaurants,” said Rick Federico, CEO. “We reached this conclusion as a result of a disciplined financial analysis which highlighted stores that were not performing to the financial standards that we and our investors have come to rely upon. We believe that the underperformance at these locations was primarily a result of poor site selection and the closure of these stores will improve the overall health of Pei Wei and the Company. We continue to believe that Pei Wei is a strong concept and we remain very optimistic about Pei Wei’s future.”
“These decisions are extremely hard to make because of the personal and professional impact they have on all of our people,” Mr. Federico continued. “As a Company, we place high value on the remarkable dedication of our employees and truly appreciate their many contributions each and every day. At the same time, we recognize that it is necessary to take actions that will strengthen our Pei Wei concept and enable us to focus on enhancing operating efficiency and ensuring long-term value for our employees, guests and shareholders.”
During the third quarter of 2008, the Company recognized pre-tax, non-cash asset impairment charges of $7.5 million related to the 10 planned Pei Wei store closures. These asset impairment charges reduced current quarter diluted earnings per share by $0.19. The Company also anticipates additional charges will be recognized during the fourth quarter of 2008 related to lease termination costs and severance payments.
The Company expects Pei Wei restaurant operating income margins to improve by approximately 70-80 basis points in fiscal 2009 as a result of these store closures.
2008 Expectations
The Company has slightly reduced its full year 2008 forecasted earnings per share from continuing operations from a range of $1.36-$1.42 per share to a range of $1.34-$1.40 per share, reflecting expectations of continued economic pressure on consumers for the remainder of the year. This guidance excludes the impact of the asset impairment charges recognized during the third quarter as well as the impact of anticipated restructuring charges to be recognized during the fourth quarter, both of which the Company anticipates reflecting within discontinued operations effective fourth quarter upon restaurant closure.
The Company plans to open a total of 17 new Bistro restaurants and 25 new Pei Wei restaurants during 2008 and now expects full year fiscal 2008 consolidated revenues to increase 11 to 12 percent

2009 Development
The Company has reduced its planned 2009 development and currently expects to open 8 to 10 new Bistro restaurants and 6 to 10 new Pei Wei restaurants during fiscal 2009, primarily reflecting the current macroeconomic environment.
The Company is hosting a conference call today at 1:00 pm ET in which management will provide further details on the third quarter results. A webcast of the call can be accessed through the company’s website at http://www.pfcb.com.
P.F. Chang’s China Bistro, Inc. owns and operates two restaurant concepts in the Asian niche. P.F. Chang’s China Bistro features a blend of high-quality, traditional Chinese cuisine and American hospitality in a sophisticated, contemporary bistro setting. Pei Wei Asian Diner offers a modest menu of freshly prepared Asian cuisine in a relaxed, warm environment offering attentive counter service and take-out flexibility.
Note with respect to non-GAAP financial measures contained within Supplemental Financial Information
In addition to using GAAP results in evaluating the Company’s business, management measures restaurant operating income to assess the performance of its existing restaurant concepts. Restaurant operating income includes all ongoing costs related to operating the Company’s restaurants but excludes preopening expenses and partner investment expense. Because these costs are solely related to expansion of the Company’s business, they make an accurate assessment of the health of its ongoing operations more difficult and are therefore excluded. Additionally, general and administrative expenses are only included in the Company’s consolidated financial presentation as these costs relate to support of both restaurant concepts and are generally not specifically identifiable to individual restaurant operations. As the Company’s expansion is funded entirely from its ongoing restaurant operations, restaurant operating income is a primary consideration of management when determining whether and when to open additional restaurants. The non-GAAP financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Please see the non-GAAP to GAAP reconciliation at the bottom of pages 7 through 9 of this press release for a reconciliation of restaurant operating income to the most directly comparable GAAP measure, income from operations.

Note with respect to forward looking statements
The statements contained in this press release that are not purely historical, including the Company’s estimates of its earnings, revenues and anticipated new restaurants are forward-looking statements. The accuracy of these forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, the Company’s ability to locate acceptable restaurant sites; open new restaurants and operate its restaurants profitably; the Company’s ability to hire, train and retain skilled management and other personnel; the company’s ability to access sufficient financing on acceptable terms; changes in consumer tastes and trends; customer acceptance of new concepts; national, regional and local economic and weather conditions; changes in costs related to food, utilities and labor; and other risks described in the Company’s recent SEC filings.
Contacts:

Investor: Mark Mumford	(480) 888-3000	mark.mumford@pfcb.com

Media: Pete Marino	(312) 339-8833	pmarino@digcommunications.com
Dig Communications

P.F. Chang’s China Bistro, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	13 Weeks Ended
	September 28,	September 30,
	2008	2007
Revenues	$298,359	$270,282
Costs and expenses:
Cost of sales	81,075	73,865
Labor	99,140	91,789
Operating	52,767	43,816
Occupancy	17,594	15,970
General & administrative	18,152	17,186
Depreciation & amortization	17,510	14,749
Preopening expense	1,519	4,939
Partner investment expense	99	(71)
Asset impairment charge	7,510	—

Total costs and expenses	295,366	262,243

Income from operations	2,993	8,039
Interest and other income (expense), net	(895)	(10)
Minority interest	(367)	(808)

Income from continuing operations before provision for income taxes	1,731	7,221
Provision for income taxes	1,055	(1,618)

Income from continuing operations	2,786	5,603
Income (loss) from discontinued operations, net of tax	176	(328)

Net income	$2,962	$5,275

Basic income per share:
Income from continuing operations	$0.12	$0.22
Income (loss) from discontinued operations, net of tax	0.01	(0.02)

Net income	$0.13	$0.20

Diluted income per share:
Income from continuing operations	$0.12	$0.21
Income (loss) from discontinued operations, net of tax	0.00	(0.01)

Net income	$0.12	$0.20

Weighted average shares used in computation — basic	23,613	25,773

Weighted average shares used in computation — diluted	23,927	26,105

P.F. Chang’s China Bistro, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	39 Weeks Ended
	September 28,	September 30,
	2008	2007
Revenues	$911,018	$800,789
Costs and expenses:
Cost of sales	248,248	219,263
Labor	304,807	270,959
Operating	151,336	127,080
Occupancy	53,349	46,384
General & administrative	55,801	49,364
Depreciation & amortization	51,593	40,827
Preopening expense	6,152	10,774
Partner investment expense	10	(1,940)
Asset impairment charge	7,510	—

Total costs and expenses	878,806	762,711

Income from operations	32,212	38,078
Interest and other income (expense), net	(2,778)	512
Minority interest	(1,559)	(3,576)

Income from continuing operations before provision for income taxes	27,875	35,014
Provision for income taxes	(5,794)	(9,023)

Income from continuing operations	22,081	25,991
Loss from discontinued operations, net of tax	(100)	(974)

Net income	$21,981	$25,017

Basic income per share:
Income from continuing operations	$0.93	$1.01
Loss from discontinued operations, net of tax	(0.01)	(0.03)

Net income	$0.92	$0.98

Diluted income per share:
Income from continuing operations	$0.91	$1.00
Loss from discontinued operations, net of tax	0.00	(0.04)

Net income	$0.91	$0.96

Weighted average shares used in computation — basic	23,828	25,656

Weighted average shares used in computation — diluted	24,156	26,093

P.F. Chang’s China Bistro, Inc.
Supplemental Financial Information

	2006	1Q07	2Q07	3Q07	4Q07	2007	1Q08	2Q08	3Q08	YTD Q3 2008

Units	259	269	283	299	316	316	332	341	347	347
Sales weeks	11,848	3,425	3,588	3,776	4,060	14,849	4,252	4,386	4,458	13,096
AWS	79,074	76,988	74,365	71,579	71,905	73,589	72,573	69,329	66,927	69,565

Revenues	936,864	263,684	266,823	270,282	291,933	1,092,722	308,580	304,079	298,359	911,018

Operating costs
Cost of sales	256,259	72,632	72,766	73,865	80,450	299,713	84,304	82,869	81,075	248,248
Labor	309,774	88,863	90,307	91,789	97,100	368,059	104,558	101,109	99,140	304,807
Operating	146,247	41,066	42,198	43,816	46,913	173,993	48,662	49,907	52,767	151,336
Occupancy	52,408	14,853	15,561	15,970	16,727	63,111	17,919	17,836	17,594	53,349
Minority interest	8,116	1,647	1,121	808	593	4,169	705	487	367	1,559
Depreciation & amortization	44,793	12,578	13,500	14,749	16,005	56,832	16,652	17,431	17,510	51,593
Restaurant operating income	119,267	32,045	31,370	29,285	34,145	126,845	35,780	34,440	29,906	100,126

Development costs
Preopening expenses	12,286	2,539	3,296	4,939	4,209	14,983	2,824	1,809	1,519	6,152
Partner investment expense	4,371	(1,401)	(468)	(71)	(72)	(2,012)	411	(500)	99	10

Other expenses
General and administrative (1)	56,030	16,494	15,684	17,186	17,604	66,968	18,521	19,128	18,152	55,801
Interest and other (income) expense, net	(1,315)	(343)	(179)	10	612	100	934	949	895	2,778
Asset impairment charge	—	—	—	—	—	—	—	—	7,510	7,510
Provision for income taxes	13,712	3,998	3,407	1,618	2,540	11,563	3,398	3,451	(1,055)	5,794
Income from continuing operations	34,183	10,758	9,630	5,603	9,252	35,243	9,692	9,603	2,786	22,081
Income (loss) from discontinued operations, net of tax	(930)	(293)	(353)	(328)	(2,206)	(3,180)	(43)	(233)	176	(100)
Net income	33,253	10,465	9,277	5,275	7,046	32,063	9,649	9,370	2,962	21,981

Income from continuing operations per FDS	$1.28	$0.41	$0.37	$0.21	$0.37	$1.36	$0.40	$0.40	$0.12	$0.91

Fully diluted shares (FDS)	26,737	26,046	26,129	26,105	25,257	25,899	24,295	24,247	23,927	24,156

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	27.4%	27.5%	27.3%	27.3%	27.6%	27.4%	27.3%	27.3%	27.2%	27.2%
Labor	33.1%	33.7%	33.8%	34.0%	33.3%	33.7%	33.9%	33.3%	33.2%	33.5%
Operating	15.6%	15.6%	15.8%	16.2%	16.1%	15.9%	15.8%	16.4%	17.7%	16.6%
Occupancy	5.6%	5.6%	5.8%	5.9%	5.7%	5.8%	5.8%	5.9%	5.9%	5.9%
Minority interest	0.9%	0.6%	0.4%	0.3%	0.2%	0.4%	0.2%	0.2%	0.1%	0.2%
Depreciation & amortization	4.8%	4.8%	5.1%	5.5%	5.5%	5.2%	5.4%	5.7%	5.9%	5.7%

Restaurant operating income	12.7%	12.2%	11.8%	10.8%	11.7%	11.6%	11.6%	11.3%	10.0%	11.0%

Preopening expenses	1.3%	1.0%	1.2%	1.8%	1.4%	1.4%	0.9%	0.6%	0.5%	0.7%
Partner investment expense	0.5%	(0.5%)	(0.2%)	(0.0%)	(0.0%)	(0.2%)	0.1%	(0.2%)	0.0%	0.0%
General and administrative (1)	6.0%	6.3%	5.9%	6.4%	6.0%	6.1%	6.0%	6.3%	6.1%	6.1%
Interest and other (income) expense, net	(0.1%)	(0.1%)	(0.1%)	0.0%	0.2%	0.0%	0.3%	0.3%	0.3%	0.3%
Asset impairment charge	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	2.5%	0.8%
Provision for income taxes	1.5%	1.5%	1.3%	0.6%	0.9%	1.1%	1.1%	1.1%	(0.4%)	0.6%

Income from continuing operations	3.6%	4.1%	3.6%	2.1%	3.2%	3.2%	3.1%	3.2%	0.9%	2.4%

Income (loss) from discontinued operations, net of tax	(0.1%)	(0.1%)	(0.1%)	(0.1%)	(0.8%)	(0.3%)	(0.0%)	(0.1%)	0.1%	(0.0%)

Net income	3.5%	4.0%	3.5%	2.0%	2.4%	2.9%	3.1%	3.1%	1.0%	2.4%

Reconciliation of Non-GAAP Financial Information to GAAP measures:
Restaurant operating income	119,267	32,045	31,370	29,285	34,145	126,845	35,780	34,440	29,906	100,126
Add: Minority interest	8,116	1,647	1,121	808	593	4,169	705	487	367	1,559
Less: General and administrative (1)	(56,030)	(16,494)	(15,684)	(17,186)	(17,604)	(66,968)	(18,521)	(19,128)	(18,152)	(55,801)
Less: Preopening expenses	(12,286)	(2,539)	(3,296)	(4,939)	(4,209)	(14,983)	(2,824)	(1,809)	(1,519)	(6,152)
Less: Partner investment expense	(4,371)	1,401	468	71	72	2,012	(411)	500	(99)	(10)
Less: Asset Impairment Charge	—	—	—	—	—	—	—	—	(7,510)	(7,510)

Income from operations	54,696	16,060	13,979	8,039	12,997	51,075	14,729	14,490	2,993	32,212

Note:	Consolidated results include the impact of Shared Services and Other as well as the Bistro and Pei Wei concepts.

(1)	Consolidated general and administrative expenses includes the costs of supporting the Company, including all concepts.

Concept: P.F. Chang’s China Bistro
Supplemental Financial Information

	2006	1Q07	2Q07	3Q07	4Q07	2007	1Q08	2Q08	3Q08	YTD Q3 2008

Units	152	153	157	162	172	172	177	182	182	182
Sales weeks	7,187	1,979	2,028	2,078	2,204	8,289	2,275	2,330	2,355	6,960
AWS	105,265	104,592	102,615	100,325	102,514	102,486	103,763	99,502	96,139	99,756
Revenues	756,634	207,028	208,174	208,544	225,997	849,743	236,089	231,972	226,443	694,504

Operating costs
Cost of sales	206,567	56,781	56,696	56,943	62,158	232,578	64,410	62,999	61,430	188,839
Labor	247,097	69,312	69,827	69,946	73,834	282,919	79,318	76,153	74,387	229,858
Operating	115,465	31,684	32,194	32,981	35,004	131,863	36,324	36,603	38,556	111,483
Occupancy	40,683	11,217	11,598	11,739	12,505	47,059	12,981	12,730	12,536	38,247
Minority interest	6,993	1,333	837	599	582	3,351	497	370	271	1,138
Depreciation & amortization	34,451	9,483	10,054	10,861	11,896	42,294	12,265	12,794	12,771	37,830
Restaurant operating income	105,378	27,218	26,968	25,475	30,018	109,679	30,294	30,323	26,492	87,109

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	27.3%	27.4%	27.2%	27.3%	27.5%	27.4%	27.3%	27.2%	27.1%	27.2%
Labor	32.7%	33.5%	33.5%	33.5%	32.7%	33.3%	33.6%	32.8%	32.9%	33.1%
Operating	15.3%	15.3%	15.5%	15.8%	15.5%	15.5%	15.4%	15.8%	17.0%	16.1%
Occupancy	5.4%	5.4%	5.6%	5.6%	5.5%	5.5%	5.5%	5.5%	5.5%	5.5%
Minority interest	0.9%	0.6%	0.4%	0.3%	0.3%	0.4%	0.2%	0.2%	0.1%	0.2%
Depreciation & amortization	4.6%	4.6%	4.8%	5.2%	5.3%	5.0%	5.2%	5.5%	5.6%	5.4%

Restaurant operating income	13.9%	13.1%	13.0%	12.2%	13.3%	12.9%	12.8%	13.1%	11.7%	12.5%

Reconciliation of Non-GAAP Financial Information to GAAP measures:
Restaurant operating income	105,378	27,218	26,968	25,475	30,018	109,679	30,294	30,323	26,492	87,109
Add: Minority interest	6,993	1,333	837	599	582	3,351	497	370	271	1,138
Less: Preopening expenses	(8,004)	(1,256)	(1,790)	(2,974)	(2,992)	(9,012)	(1,729)	(1,271)	(732)	(3,732)
Less: Partner investment expense	(3,475)	1,926	753	433	246	3,358	245	500	103	848
Less: Asset impairment charge	—	—	—	—	—	—	—	—	—	—

Income from operations	100,892	29,221	26,768	23,533	27,854	107,376	29,307	29,922	26,134	85,363

Note:	General and administrative expenses are reflected in the Company’s consolidated results.

Concept: Pei Wei Asian Diner
Supplemental Financial Information

	2006	1Q07	2Q07	3Q07	4Q07	2007	1Q08	2Q08	3Q08	YTD Q3 2008

Units	107	116	126	137	144	144	155	159	165	165
Sales weeks	4,661	1,446	1,560	1,698	1,856	6,560	1,977	2,056	2,103	6,136
AWS	38,668	39,177	37,592	36,359	35,523	37,037	36,667	35,071	34,197	35,286
Revenues	180,230	56,656	58,649	61,738	65,936	242,979	72,491	72,107	71,916	216,514

Operating costs
Cost of sales	49,692	15,851	16,070	16,922	18,292	67,135	19,894	19,870	19,645	59,409
Labor	62,677	19,551	20,480	21,843	23,266	85,140	25,240	24,956	24,753	74,949
Operating	30,782	9,382	10,004	10,835	11,909	42,130	12,338	13,304	14,211	39,853
Occupancy	11,725	3,636	3,963	4,231	4,222	16,052	4,938	5,106	5,058	15,102
Minority interest	1,123	314	284	209	11	818	208	117	96	421
Depreciation & amortization	9,205	2,823	3,164	3,417	3,718	13,122	4,056	4,276	4,394	12,726
Restaurant operating income	15,026	5,099	4,684	4,281	4,518	18,582	5,817	4,478	3,759	14,054

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	27.6%	28.0%	27.4%	27.4%	27.7%	27.6%	27.4%	27.6%	27.3%	27.4%
Labor	34.8%	34.5%	34.9%	35.4%	35.3%	35.0%	34.8%	34.6%	34.4%	34.6%
Operating	17.1%	16.6%	17.1%	17.5%	18.1%	17.3%	17.0%	18.5%	19.8%	18.4%
Occupancy	6.5%	6.4%	6.8%	6.9%	6.4%	6.6%	6.8%	7.1%	7.0%	7.0%
Minority interest	0.6%	0.6%	0.5%	0.3%	0.0%	0.3%	0.3%	0.2%	0.1%	0.2%
Depreciation & amortization	5.1%	5.0%	5.4%	5.5%	5.6%	5.4%	5.6%	5.9%	6.1%	5.9%

Restaurant operating income	8.3%	9.0%	8.0%	6.9%	6.9%	7.6%	8.0%	6.2%	5.2%	6.5%

Reconciliation of Non-GAAP Financial Information to GAAP measures:
Restaurant operating income	15,026	5,099	4,684	4,281	4,518	18,582	5,817	4,478	3,759	14,054
Add: Minority interest	1,123	314	284	209	11	818	208	117	96	421
Less: Preopening expenses	(4,283)	(1,283)	(1,506)	(1,965)	(1,217)	(5,971)	(1,095)	(538)	(787)	(2,420)
Less: Partner investment expense	(896)	(525)	(285)	(362)	(174)	(1,346)	(656)	—	(202)	(858)
Less: Asset impairment charge	—	—	—	—	—	—	—	—	(7,510)	(7,510)

Income from operations	10,970	3,605	3,177	2,163	3,138	12,083	4,274	4,057	(4,644)	3,687

Note:	General and administrative expenses are reflected in the Company’s consolidated results.

P.F. Chang’s China Bistro
Supplemental Sales Information (Company Owned)
Year of Unit Opening (1)

	Pre-2001	2001	2002	2003	2004	2005	2006	2007	2008	Total

Units	51	13	14	18	18	18	20	20	10	182
Sales (000)

1Q08	77,380	19,067	18,306	25,155	20,281	21,118	23,785	26,976	3,992	236,060
2Q08	74,274	18,060	17,363	24,390	19,911	20,332	23,076	25,122	9,312	231,840
3Q08	71,081	17,282	16,651	23,528	20,016	19,341	22,201	24,190	12,116	226,406

2008	222,735	54,409	52,320	73,073	60,208	60,791	69,062	76,288	25,420	694,306
Average Weekly Sales (AWS)

1Q08	116,712	112,823	100,580	107,502	86,670	90,248	91,482	103,752	102,364	103,763
2Q08	112,028	106,861	95,399	104,231	85,088	86,890	88,754	96,623	99,059	99,502
3Q08	109,020	102,261	91,487	100,548	85,539	82,654	85,390	93,040	93,196	96,139

2008	112,606	107,315	95,822	104,094	85,766	86,597	88,542	97,805	96,651	99,756
Year-Over-Year Change in AWS (2)

1Q08	-0.4%	1.4%	0.6%	0.8%	0.6%	0.2%	-7.9%	3.5%	—	-0.8%
2Q08	-3.0%	-0.5%	0.0%	-0.5%	-2.8%	-2.1%	-4.9%	-13.9%	—	-2.7%
3Q08	-3.9%	-1.8%	0.0%	-2.7%	-2.1%	-5.8%	-4.5%	-12.5%	—	-3.8%

2008	-2.4%	-0.3%	0.2%	-0.8%	-1.4%	-2.5%	-5.8%	-12.7%	—	-2.4%
Year-Over-Year Change Comp Store Sales (3)

Units	50	13	14	18	18	18	20	3	—	154

1Q08	-0.4%	1.4%	0.6%	0.8%	0.6%	0.2%	-2.0%	—	—	0.1%
2Q08	-3.0%	-0.5%	0.0%	-0.5%	-2.8%	-2.1%	-4.7%	—	—	-2.3%
3Q08	-3.4%	-1.8%	0.0%	-2.7%	-2.1%	-5.8%	-4.5%	-3.4%	—	-3.1%

2008	-2.2%	-0.3%	0.2%	-0.8%	-1.4%	-2.5%	-4.1%	-3.4%	—	-1.8%

(1)	Includes all restaurants opened in the period indicated.

(2)	A unit is included in the year-over-year change in AWS in the thirteenth month of operation.

(3)	A unit becomes comparable in the eighteenth month of operation.

Pei Wei Asian Diner
Supplemental Sales Information
Year of Unit Opening (1)

	2000	2001	2002	2003	2004	2005	2006	2007	2008	Total

Units	1	4	11	17	20	24	30	37	21	165
Sales (000)

1Q08	730	2,086	5,725	8,942	10,617	11,441	13,494	15,167	4,289	72,491
2Q08	697	1,988	5,393	8,570	10,296	11,049	13,121	14,515	6,478	72,107
3Q08	679	1,900	5,272	8,387	10,012	10,834	12,899	14,249	7,684	71,916

2008	2,106	5,974	16,390	25,899	30,925	33,324	39,514	43,931	18,451	216,514
Average Weekly Sales (AWS)

1Q08	56,165	40,115	40,034	40,460	40,833	36,669	34,599	31,531	40,863	36,667
2Q08	53,587	38,234	37,713	38,776	39,601	35,412	33,645	30,178	35,204	35,071
3Q08	52,256	36,548	36,867	37,949	38,507	34,723	33,074	29,624	33,265	34,197

2008	54,003	38,299	38,205	39,062	39,647	35,601	33,773	30,444	35,485	35,286
Year-Over-Year Change in AWS (2)

1Q08	-6.7%	-8.4%	-7.6%	-4.7%	-0.7%	-0.5%	-2.1%	-18.7%	—	-3.5%
2Q08	-5.5%	-5.1%	-8.1%	-7.0%	-1.7%	-0.9%	-1.6%	-14.8%	—	-4.5%
3Q08	-0.9%	-2.3%	-4.9%	-3.9%	-3.6%	-2.5%	-1.7%	-10.5%	—	-4.2%

2008	-4.5%	-5.4%	-6.9%	-5.2%	-2.0%	-1.3%	-1.8%	-12.8%	—	-4.1%
Year-Over-Year Change Comp Store Sales (3)

Units	1	4	11	17	20	24	30	11	—	118

1Q08	-6.7%	-8.4%	-7.6%	-4.7%	-0.7%	-0.5%	1.4%	—	—	-2.4%
2Q08	-5.5%	-5.1%	-8.1%	-7.0%	-1.7%	-0.9%	-1.3%	-0.9%	—	-3.2%
3Q08	-0.9%	-2.3%	-4.9%	-3.9%	-3.6%	-2.5%	-1.7%	-1.0%	—	-2.9%

2008	-4.5%	-5.4%	-6.9%	-5.2%	-2.0%	-1.3%	-0.8%	-1.0%	—	-2.8%

(1)	Includes all restaurants opened in the period indicated.

(2)	A unit is included in the year-over-year change in AWS in the thirteenth month of operation.

(3)	A unit becomes comparable in the eighteenth month of operation.